                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     CELL ROBOTICS INTERNATIONAL, INC.
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

       Neuman & Drennen, 1507 Pine Street, Boulder, Colorado  80302
   --------------------------------------------------------------------
   (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
    11.
    1)  Title of each class of securities to which transaction applies:
        ___________
    2)  Aggregate number of securities to which transaction applies:
        ___________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ___________
    4)  Proposed maximum aggregate value of transaction:
        _____________________
    5)  Total fee paid:
        ______________________________________________________

[ ] Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
        ________________________________________________________
    2)  Form, Schedule or Registration Statement No.:
        ________________________________________________________
    3)  Filing Party:
        ________________________________________________________
    4)  Date Filed:
        ________________________________________________________

                     CELL ROBOTICS INTERNATIONAL, INC.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 29, 1998


The Annual Meeting of Shareholders of Cell Robotics International, Inc. ("Cell" or the "Company") will be held at the principal executive offices of the Company, 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 on May 29, 1998 at 10 o'clock a.m. for the purpose of considering and voting upon the following:

    1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

    2. To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Incentive Stock Option Plan by an additional 250,000 shares.

    3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of Cell Common Stock of record at the close of business on April 16, 1998 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1997, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                 IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.


               CELL ROBOTICS INTERNATIONAL, INC.



                    /s/ Craig T. Rogers
                    ------------------------------------------
                    Craig T. Rogers, Secretary

                     CELL ROBOTICS INTERNATIONAL, INC.

                       2715 Broadbent Parkway, N.E.
                       Albuquerque, New Mexico 87107

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the Shareholders of Cell Robotics International, Inc. (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on May 29, 1998 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of five (5) Directors of the Company, FOR the proposal of the Company's Board of Directors to increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Stock Incentive Plan by an additional 250,000 shares, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about April 21, 1998, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1997.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on April 16, 1998 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, unless otherwise indicated, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 5,245,414 shares of common stock ("shares"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.
     ------------------------------------------------------------
     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors individually and all Directors and Officers of the Company as a group.
Each person has sole voting and investment power with respect to the shares shown, except as noted.


Title         Name & Address                 Shares Beneficially Owned
of Class   of Beneficial Owner              Number           Percent (1)
--------   -------------------              -------          -----------

Common     Ronald K. Lohrding (2)          625,000              11.22%
 Stock     c/o Cell Robotics, Inc.
           2715 Broadbent Parkway, NE
           Albuquerque, NM  87107

   "       Craig T. Rogers (3)             180,800               3.41%
           c/o Rockies Fund, Inc.
           4465 Northpark Drive
           Colorado Springs, CO  80907

   "       Mark Waller, Director (4)       220,000                .03%
           1820 North Shore Road
           Lake Oswego, OR  97304

   "       Dr. Raymond Radosevich (5)       26,000                .49%
           c/o Cell Robotics, Inc.
           2715 Broadbent Parkway, NE
           Albuquerque, NM  87107

   "       Dr. Debra Bryant (6)             20,000                .38%
           c/o Cell Robotics, Inc.
           2715 Broadbent Parkway, NE
           Albuquerque, NM  87107

   "       H. Travis Lee (7)                24,725                .47%
           c/o Cell Robotics, Inc.
           2715 Broadbent Parkway, NE
           Albuquerque, NM  87107

   "       Mitsui Engineering & (8)        409,406               7.81%
           Shipbuilding Company, Ltd.
           405 Park Avenue, Suite 501
           New York, NY  10022

   "       Richard S. Hall (9)             619,300              11.81%
           280 Estrellita Drive
           Ft. Myers Beach, FL

   "       All Officers and Directors    1,098,192              18.54%
           as a Group (7 persons)

------------------------------------------
(1)    Shares not outstanding but deemed beneficially owned by the virtue of the individual's right to acquire them within sixty (60) days of the date of this report are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2)    Includes Incentive Stock Options exercisable to purchase 150,000 shares of
       Common Stock at an exercise price of $1.75 per share, and Incentive Stock
       Options exercisable to purchase 25,000 shares of Common Stock at an exercise price of $1.875 per share, issued under the Company's 1992 Stock Incentive
       Plan.  Also includes Non-Qualified Stock Options exercisable to purchase
       150,000 shares of Common Stock at an exercise price of $2.125 per share, issued to Dr. Lohrding in anticipation of the Company's registered public offering of securities which was declared effective by the Commission in
       February, 1998 (the "Public Offering").  Does not include Lohrding Options exercisable to purchase 300,000 shares of the Company's Common Stock issued to Dr. Lohrding in anticipation of the Public Offering which are subject to future vesting.

(3)    Mr. Rogers exercises the sole voting and investment power with respect to
       40,800 shares of common stock.  Also includes 10,000 shares of Common stock owned of record by Leslie Rogers, Mr. Roger's wife, and 70,000 shares owned of record by R.O.I, Inc., a Colorado corporation, of which Mr. Rogers is an officer, director and fifty percent shareholder, and as a result would be deemed to exercise the shared voting and investment power with respect to the securities.  Mr. Rogers disclaims beneficial ownership of 35,000 shares of common stock owned of record by R.O.I, Inc. for purposes of Section 16 of the
       Securities Exchange Act of 1934, as amended, (the "Exchange Act").  Also includes Incentive Stock Options exercisable to purchase 50,000 shares of
       Common Stock at an exercise price of $1.75 per share, and Incentive Stock
       Options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $1.875 per share issued under the Company's 1992 Stock Incentive
       Plan.

(4)    Represents Non-Qualified Stock Options exercisable to purchase, in the aggregate, 200,000 shares of Common Stock at $1.75 per share, and Non-
       Qualified Stock Options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $2.81 per share.

(5)    Reflects Non-Qualified Stock Options exercisable to purchase 6,000 shares of
       Common Stock at an exercise price of $1.75 per share, and Non-Qualified Stock
       Options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $2.81 per share.

(6)    Includes Non-Qualified Stock Options exercisable to purchase 15,000 shares of
       Common Stock at an exercise price of $3.563 per share.

(7)    Represents Incentive Stock Options exercisable to purchase 24,750 shares of
       Common Stock at an exercise price of $2.25 per share.  Does not include
       Incentive Stock Options exercisable to purchase 49,424 shares of Common Stock at an exercise price of $2.25 per share which are subject to future vesting.

(8)    Mitsui Engineering & Shipbuilding Company, Ltd., a Japanese corporation
       ("Mitsui"), is the record owner and exercises the sole power to vote and invest 409,406 shares of the Company's Common Stock.

(9)    Includes 320,500 shares of Common Stock owned by Mr. Hall individually and/or by the R.S. Hall IRA; 6,000 shares of Common Stock owned collectively by the
       Hall Grantor Retained Annuity Trust and the R.S. Hall Gift Trust, both of which were created and are controlled by Mr. Hall; 2,500 shares of Common
       Stock owned by the Wildwood Foundation, Inc., a non-profit private foundation founded by Mr. Hall, and for whom Mr. Hall serves as President and the Board of Trustees and supervises investment decisions; and 1,000 shares of Common
       Stock owned by the hall Scholarship Trust which was created and is supervised by Mr. Hall.  Also includes 139,000 shares of Common Stock owned by Richard
       S. Hall, Jr., and 148,000 shares of Common Stock owned by Mr. Hall's son,
       William R. Hall, with whom Mr. Hall shares voting and dispositive power.
       Finally, includes 2,300 shares of Common Stock owned by Tayloreel Corporation
       South, Inc., a controlled corporation of Mr. Hall.  Mr. Hall disclaims beneficial ownership of all shares of Common Stock owned by Messrs. Richard
       S. Hall, Jr. and William R. Hall, the Hall Scholarship Trust, and the
       Wildwood Foundation, Inc. for purposes of Section 16 of the Exchange Act.

2.     ELECTION OF DIRECTORS.
       ----------------------

  The Directors have voted to nominate five (5) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.  Each of the following nominees has consented to be nominated to serve as a Director of the corporation.  All of the nominees are currently
Directors of the Company.

  The Company's Articles of Incorporation expressly prohibit cumulative voting.
Therefore, the holders of a majority of the Company's shares could elect all of the
Directors.  It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

                                 Director and/or Executive
Name and Position in the Company            Age            Officer Since
---------------------------------------------------------------------------

Dr. Ronald K. Lohrding                      57                 1995
  CEO, President and
  Chairman of the Board

Craig T. Rogers 35                         1991
  VP of Investor Relations,
  Secretary, Treasurer
  and Director

Mark Waller                                 47                 1995
  Director

Dr. Raymond Radosevich                      59                 1995
  Director

Dr. Debra Bryant 46                        1997
  Director

------------------------------------------

  DR. RONALD K. LOHRDING.  Dr. Lohrding has served as the Company's Chief Executive
Officer, President and Chairman of the Board since February 23, 1995.  He co-founded the wholly-owned subsidiary, Cell Robotics, Inc. ("CRI"), in 1988 and has served as the Chairman, President and CEO since incorporation.  He has over 20 years of management experience.  He received his Ph.D. in mathematical statistics from Kansas
State University in 1969.  Dr. Lohrding worked at Los Alamos National Laboratory
(LANL) as an R&D manager and as a scientist from 1968 to 1988.  He served as LANL's
Assistant Director for Industrial and International Initiatives, Deputy Associate
Director for Environment and Biosystems, as well as Program Director for Energy,
Environment and Technology, among other senior management positions.  Concurrently, he has been a general partner in seven successful real estate partnerships, two of which are still currently active.  Other than the Company, Dr. Lohrding does not currently serve as a director of any other reporting company.

  CRAIG T. ROGERS.  Mr. Rogers has served as the Company's Secretary, Treasurer and as a Director since 1995, and as Vice President for Investor Relations since January,
1997.  From 1991 until 1995, he served as the Chief Executive Officer, President and a Director of Intelligent Financial Corporation ("IFC").  As a result of the acquisition by IFC of Cell Robotics, Inc., Mr. Rogers resigned as the Chief Executive
Officer and President of IFC and, in February 1995, concurrently was appointed Chief
Financial Officer, Secretary and Treasurer of the Company.  Mr. Rogers served as
Chief Financial Officer until January 8, 1997.  Mr. Rogers served as Chief Operating
Officer of the Rockies Fund, Inc. from July 1993 to October 1, 1996. The Rockies Fund
Inc., a Colorado Springs, Colorado-based business development company regulated under the Investment Company Act of 1940, makes investments in and managerial assistance available to, certain eligible portfolio companies.  From April 1988 to June 1991, he also served as Chief Financial Officer for DMA Computer Solutions, a general partnership operating four Connecting Point franchise stores.  Mr. Rogers received a
Bachelor of Arts Degree in Business/Economics from Colorado College in 1984.  Other than the Company, Mr. Rogers does not currently serve as a director of any other reporting company.

  MARK WALLER.  Mr. Waller has served as a Director of the Company since February
1995.  Since 1990, Mr. Waller has been President and founder of BridgeWorks Capital, a sole proprietorship which arranges public and private financing for and provides public relations services to client companies.  Mr. Waller was Interim President and
Director of Totem Health Sciences, Inc., a Canadian medical products and research company, from 1988 to 1990.  Other than the Company, Mr. Waller does not currently serve as a director of any other reporting company.

  DR. RAYMOND RADOSEVICH.  Dr. Radosevich was elected to the Board of CRI in 1992.
From 1985 to 1989, he was Dean of the Anderson School of Management at the University
of New Mexico.  Dr. Radosevich recently retired from active teaching.  Prior to his retirement, he was a Professor of Management, specializing in business strategy and the management of technology.  In addition, he taught a course in Technology
Entrepreneurship and lectured on the subject nationally and internationally.  Dr.
Radosevich earned his Ph.D. from Carnegie-Mellon University, a B.S. in Mechanical
Engineering and an M.S. in Industrial Engineering from the University of Minnesota.
Other than the Company, Dr. Radosevich does not currently serve as a director of any other reporting company.

  DR. DEBRA BRYANT.  Dr. Bryant was elected to the Board in July 1997.  She is
President, CEO and majority stockholder of Humagen Fertility Diagnostics, Inc., which is the largest manufacturer of micropipets for the worldwide in vitro fertilization market.  In 1984, Dr. Bryant joined Humagen, Inc. as a Senior Scientist.  In 1991,
Dr. Bryant purchased the fertility diagnostics division of Humagen, Inc. and founded
Humagen Fertility Diagnostics, Inc.  Dr. Bryant received her Ph.D. in Medical
Microbiology from Bowman Gray School of Medicine, Wake Forest University and
completed a NIH postdoctoral fellowship in molecular biology at the University of
Virginia.

  Each director is elected to serve for a term of one (1) year until the next annual meeting of shareholders or until a successor is duly elected and qualified.

  There are no family relationships among directors or persons nominated or chosen by the Company to become a director. The present term of office of each director will expire at the next annual meeting of shareholders.

  The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of Shareholders.
Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by the Company's ByLaws.

  During the fiscal year ended December 31, 1997, outside Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.  No officer of the Company receives any additional compensation for his services as a Director, and the Company does not contribute to any retirement, pension, or profit sharing plans covering its
Directors.  The Company does, however, maintain a group health insurance plan and retirement plan for its employees, and those Directors who are also employees of the
Company are eligible to participate in each plan.

  During fiscal 1997, the Company did have standing Audit and Compensation
Committees of the Board of Directors, but did not have a Nominating Committee of the
Board.  The members of the Audit Committee were Dr. Raymond Radosevich and Mark
Waller.  During 1997, the Audit Committee held two (2) formal meetings.   No member
of the Audit Committee receives any additional compensation for his service as a member of that Committee.  The Audit Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments.  To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the
Management's Discussion and Analysis section of the Annual Report, reviews the letter of Management representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

  During fiscal 1997, the Compensation Committee consisted of Dr. Raymond Radosevich and Mark Waller.  During 1997, the Compensation Committee held two (2) formal meetings.  No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee.  The Compensation
Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock
Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

  During fiscal 1997 two (2) meetings of the Board of Directors of the Company were held, which meetings were attended by all members of the Board of Directors.

Significant Employees
---------------------

  JEAN SCHARF.  Ms. Scharf was appointed Chief Financial Officer and Controller of the Company in August 1997.  From April 1995 to August 1997, she served as, the
Controller for TPL, Inc., a $7 million defense and private sector contractor. From
April 1984 to September 1994, she was employed by with Applied Technology Associates and with SAIC. She has also owned her own financial software consulting business since 1994. She has a B.A. degree in business with an accounting specialty from the
University of New Mexico and is currently working on a M.B.A. degree.

  H. TRAVIS LEE.  Mr. Lee was appointed Vice-President of Sales and Marketing in
January, 1997. During 1996, Mr. Lee, was responsible for International Marketing and
Business Development at LaserScope Surgical Systems, San Jose, CA, a $70 million manufacturer of surgical laser systems. From February 1994 to September 1996, he was
Vice President for Marketing at Heraeus Surgical Inc., a $30 million manufacturer of surgical lasers and other medical products. He held senior management, marketing and sales positions with Medasonics, Inc. and Xintec Corporation from 1991 to 1994. Mr.
Lee received his B.S. degree from San Jose State University in Graphic Design.

  RICHARD ZIGWEID.  Mr. Zigweid, Manufacturing Manager, joined the Company in
August, 1996. Mr. Zigweid was Manufacturing Manager at Olympus America from May 1994 to August 1996. He served as engineering manager at Bausch & Lomb and as engineering manager and manufacturing engineer at Baxter Healthcare from December 1988 to
February 1994. He received his B.S. degree from the University of Wyoming in
Mechanical Engineering.

  CONNIE WHITE.  Ms. White, Regulatory Affairs and Quality Assurance Manager, joined the Company in January, 1997. She, served as Compliance Officer for Tissue
Technologies, Inc., a skin resurfacing laser manufacturer and wholly-owned subsidiary of Palomar Medical Technologies, Inc. during 1995 and 1996, where she achieved FDA
Medical Device Quality System compliance, European market permission, and ISO 9000 registration for Tissue Technologies' skin resurfacing laser systems. From 1986 to
1995, was responsible for regulatory affairs at the "O" Company, a dental implant company. Ms. White received her B.A. degree from the University of New Mexico.

  MICHAEL WOLF.  Mr. Wolf, Chief Engineer, joined the Company in June 1991, and has been principally responsible for designing the Company's flagship products. He served as Senior Engineer at Amtech Systems Corp. and spent 24 years at LANL in various technical positions beginning in 1967. He has authored over 30 technical papers, holds 10 United States patents, and has been the lead designer on three projects that were awarded the R&D 100 Award, signifying one of the 100 most significant technological advances of the year.

  DR. LARRY KEENAN.  Dr. Keenan, Sales Representative, joined the Company in January
1993 and has been Product Manager for the Cell Robotics Workstation since July, 1997.
Dr. Keenan was the Regional Sales Manager of BioRad for the confocal microscope product line of BioRad from 1991 through 1992. He received his Ph.D. in Biological
Sciences at the University of California at Irvine and was an Associate Research
Scientist in Neurobiology at Yale University.

  DR. JEROME CONIA.  Dr. Conia joined the Company in May 1992 as a Scientist and has been the In Vitro Fertilization Workstation Product Manager since May 1996. He has authored several scientific papers on optical trapping and scissoring and is the principal investigator on several SBIR grants. He received his M.S. in Embryology,
Cellular Biology, and Physiology from the University of Paris, and his Ph.D. in
Specialty Life Science from the University of Orsay, Paris, France. He also was a post-doctoral fellow in the Genetics Group at the LANL from March 1989 until May
1992.

  DAVID COSTELLO.  Mr. Costello, Product Manager of the Lasette (-TM-), joined the
Company in August 1996. From February 1994 to September 1995, he was founder and
Executive Vice-President of Tecnal Products, Inc. From May 1992 to February 1994, he
was Technology Development Program Manager at Lovelace Scientific Resources. His
qualifications include five patents in medical optics, experience in regulatory development of new clinical products, and a M.S. degree in Biomedical Engineering from Texas A&M University.

                                  LEGAL PROCEEDINGS
                                 ------------------

  None of the foregoing Directors or Executive Officers has, during the past five years:

  (1) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  (2) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

  (3)  Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

  (4)  Been found by a court of competent jurisdiction (in a civil action), the
Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  In October 1997, a civil action was brought by Venisect, Inc. against the Company in the United States District Court of the Eastern District of Arkansas, Case No. LR-
C-97-877 (the "Venisect Litigation") in which Venisect claims that the Lasette (-TM-)
infringes a U.S. patent, underlying its competitive laser skin perforator.  The
Company and its advisors, including patent counsel, have conducted a comprehensive investigation of the basis of the claims underlying the Venisect Litigation and believe that the LasetteTM does not infringe upon the Venisect U.S. patent or any of its related foreign patents.  In March 1998, the Court granted the Company's Motion to Dismiss for lack of jurisdiction.  Venisect has recently filed a notice that it will appeal that decision.

Cell Robotics Technical Advisory Board
--------------------------------------

  Cell Robotics has voluntarily formed an Advisory Board whose members are chosen by the Board of Directors based upon their individual technical and scientific expertise in areas related to the business of Cell Robotics.  In consideration of their services as members of the Advisory Board, each member has been granted non-qualified stock options exercisable to purchase 6,000 shares of Common Stock at exercise prices ranging from $1.75 per share to $3.563 per share.  Members of the Advisory Board receive no other compensation for their services, which consist of approximately one
(1) day per year devoted to the business of the Company.  The following persons currently serve as members of the Cell Robotics Technical Advisory Board:

  DR. MICHAEL BERNS is President, Beckman Laser Institute and Professor of Cell
Biology at the University of California.

  DR. STEVEN CHU is Chairman of the Physics Department, Stanford University and the
recipient of the 1997 Nobel Prize in physics.

  DR. STEVEN BLOCK is Associate Professor of Molecular Biology at Princeton
University.

  DR. STANLEY KATER is Professor of Neurology at the University of Utah.

  DR. PAUL JACKSON is a Molecular and Plant Biologist at Los Alamos National
Laboratory.

  DR. WILFRIED FEICHTINGER is at the Institute for Fertility in Vienna, Austria and
was the recent chairman of the IXth World Congress on In Vitro Fertilization and
Assisted Reproduction.

  DR. CHARLES BRACKER is the G. B. Cummins Distinguished Professor, Department of
Botany and Plant Pathology, Purdue University.

  DR. ROBERT STEVENSON is a biotech consultant in marketing and acquisitions.

  DR. OTIS PETERSON is a laser expert and an inventor of the Alexandrite Laser.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                   -----------------------------------------------

Acquisition
-----------

  Effective February 23, 1995, IFC and CRI consummated the Acquisition pursuant to which IFC acquired 100% of the issued and outstanding shares of common stock and equity rights of CRI in exchange for which IFC issued to the stockholders of CRI, PRO
RATA, 668,019 shares of IFC Common Stock, Incentive Stock Options exercisable to purchase 66,594 shares of Common Stock at an exercise price of $2.39 per share, and non-qualified stock options exercisable to purchase 36,000 shares of Common Stock at an exercise price of $2.39 per share, the latter of which were issued in exchange for non-qualified stock options of CRI held by members of its Board of Technical Advisors and Board of Directors. As a result, CRI became a wholly-owned subsidiary of IFC. IFC subsequently changed its name to "Cell Robotics International, Inc." The shares of
Common Stock issued to the stockholders of CRI, PRO RATA, represented immediately following the Acquisition, 62.3% of the total issued and outstanding shares of the
Company's Common Stock. The Acquisition was accounted for as a reverse purchase of all of the assets and liabilities of IFC by CRI.

  In connection with the Acquisition, Mitsui voluntarily surrendered to CRI for cancellation a total of 491,499 shares of common stock of CRI. As a result of this surrender and cancellation, Mitsui retained 231,519 shares of CRI common stock which were exchanged for an equal number of shares of Company Common Stock in the
Acquisition. The number of shares that Mitsui retained after the voluntary surrender was subject to adjustment based upon the completion of a subsequent financing. See
"Financing and Capital Contribution Agreement." In addition, Mitsui executed a
Forbearance Agreement pursuant to which it agreed to forebear from exercising or enforcing any rights it had by virtue of a series of promissory notes having an outstanding principal balance of $5,758,338, including unpaid interest, penalty interest and expenses due and owing of $358,338, pending performance by the Company of its agreements under the Financing Agreement described below.

Financing and Capital Contribution Agreement
--------------------------------------------

  Concurrently with the Acquisition, IFC, CRI, Mitsui and BridgeWorks Investors I,
L.L.C., an Oregon limited liability company ("BW") entered into a Financing and
Capital Contribution Agreement ("Financing Agreement"). Pursuant to the terms of the
Financing Agreement, BW executed a Subscription Agreement to subscribe for and purchase 380,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, 50,000 of which were subsequently assigned to, and purchased by
R.O.I, Inc., controlled by Craig T. Rogers, Vice President of Investor Relations of
the Company. As of the date of this Proxy Statement, all 380,000 shares have been purchased in accordance with the Subscription Agreement.

  Further, under the terms of the Financing Agreement, BW agreed to obtain on behalf of the Company a financing commitment which would result, when consummated, in the infusion of a minimum of $1,400,000 of additional equity into the Company (the
"Financing"). Following consummation of the Acquisition, the Company completed a
$2.875 million private placement of its securities through Paulson Investment
Company, Inc. ("Paulson"), which served as placement agent (the "Private Offering").
The Private Offering was designed, in part, to meet the requirements of the Financing and the Financing Agreement.

  In accordance with and fulfilling the terms of the Financing Agreement, following the first closing of the private offering which occurred on August 31, 1995, the
Company and Mitsui consummated the following transactions:

  (1)  The Company paid to Mitsui the sum of $250,000;

  (2)  The Company issued to Mitsui an additional 177,887 shares of Common Stock;

  (3)  The Company and Mitsui executed and delivered a Royalty Agreement pursuant to which the Company agreed to pay to Mitsui a royalty equal to one percent (1%)
       of the aggregate net sales of certain products for a term of ten years; and

  (4)  Mitsui executed and delivered to the Company a Capital Contribution Agreement pursuant to which it agreed to contribute to the capital and equity of the
       Company $5,400,000 in aggregate principal debt obligation of Cell
       Robotics, Inc. to Mitsui, together with all accrued and unpaid interest in the aggregate amount of $358,338.

Transactions with Director
--------------------------

  Mark Waller, a director of the Company, is also the managing member of BW. In addition, Mr. Waller provided services to the Company in connection with structuring the Private Offering and arranging on the Company's behalf for Paulson to serve as placement agent, therefor. In consideration of his services in connection with the
Private Offering, Mr. Waller was granted non-qualified stock options exercisable to purchase, in the aggregate, 200,000 shares of the Company's Common Stock at an exercise price of $1.75 per share.

  Any transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been, and will be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, disinterested directors.


                  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                 --------------------------------------------------

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").  Directors,
officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a)
reports filed.  Specific due dates for these reports have been established and the
Company is required to report in this Proxy Statement any failure to file by these dates during 1997.

  Based solely on a review of the copies of such reports required by Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section
16(a) filing requirements during 1997 except for the following:

  Dr. Debra Bryant failed to file with the Securities and Exchange Commission, on a timely basis, three reports relating to her ownership of Common Stock of the Company.
Jean Scharf failed to file, on a timely basis, two such reports relating to her ownership of Common Stock of the Company.  John Hanlon, the Company's former Chief
Financial Officer and the remaining officers and directors of the Company each failed to file, on a timely basis, one such report relating to his or her ownership of
Common Stock of the Company.  In making these statements, the Company has relied upon the representations of its Directors, Officers and/or ten percent (10%) shareholder, or copies of the reports that they have filed with the Commission.

3.   EXECUTIVE COMPENSATION.
     -----------------------

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive
Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the
Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed
$100,000.


                                                  TABLE 1
                                        SUMMARY COMPENSATION TABLE
                                                                       Long Term Compensation
                                                                 ----------------------------------
                                    Annual Compensation(1)              Awards           Payouts
                                  --------------------------     ---------------------   -------
                                                      Other                                         All
                                                     Annual      Restricted                        Other
Name and                                             Compen-        Stock                 LTIP    Compen-
Principal                Year     Salary    Bonus    sation       Award(s)    Options/   Payouts  sation
Position                 Year       ($)      ($)     ($)(2)          ($)        SARs       ($)      ($)
---------------         -------  --------   -----   ---------    ----------   --------   -------  ------

Ronald K.                 1997   $123,000    $-0-     $3,840        -0-         -0-        -0-      -0-
Lohrding (1),             1996   $115,000    $-0-     $3,623        -0-       25,000       -0-      -0-
President                 1995    $96,821    $-0-     $3,220        -0-       150,000      -0-      -0-
and CEO

Craig T.                  1997    $41,200    $-0-      $610         -0-         -0-        -0-      -0-
Rogers (2),               1996    $38,800    $-0-      $-0-         -0-       10,000       -0-      -0-
President,                1995    $27,000    $-0-      $-0-         -0-       50,000       -0-      -0-
CEO and
Treasurer

H. Travis Lee (3),        1997   $109,500    $-0-     $3,570        -0-       74,174       -0-      -0-
Vice President
Marketing and
Sales

------------------------------
(1) Dr. Lohrding replaced Mr. Rogers as President and CEO of the Company in February 1995, following consummation of the Acquisition.

(2) Mr. Rogers served as President and CEO of the predecessor company, Intelligent Financial Corporation, until the Acquisition in February 1995. Mr. Rogers served as the Company's Chief Financial Officer through
January 8, 1997, and currently serves as the Company's Vice President of Investor Relations, Secretary and Treasurer.

(3) Mr. Lee's employment with the Company began in January, 1997.

Employment Agreements
---------------------

     The Company has entered into written Employment Agreements, having terms of five (5) years each, with Dr. Lohrding and Mr. Rogers. The Employment Agreement with Dr. Lohrding provides for Dr. Lohrding to serve the Company as its Chairman, President and CEO, on a full-time basis, for a minimum base salary of $100,000 per year. During fiscal 1997, Dr. Lohrding was paid a base salary of $123,000. The Employment Agreement with Mr. Rogers originally provided for his serving as Chief Financial Officer, Secretary and Treasurer, on a part-time basis, for a minimum base salary of $27,000 per year.
Effective January 9, 1997, Mr. Rogers resigned as Chief Financial Officer; however, he remains as the Company's Vice President of Investor Relations, Secretary and Treasurer. Mr. Rogers was paid a base salary of $41,000 during fiscal 1997. The Company also has a written employment agreement with Mr. H. Travis Lee, Vice President of Marketing and Sales. Under Mr. Lee's agreement, he receives a base salary of $110,000 per year; provided, however, that either the Company or Mr. Lee may terminate the employment relationship upon thirty days' prior written notice.

Stock Incentive Plan
--------------------

     During fiscal 1992, the Company adopted a Stock Incentive Plan (the "Plan"). Pursuant to the Plan, stock options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). As required by Section 422 of the Code, the aggregate fair market value of the Company's Common Stock with respect to its ISO's granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock on the date of grant. The exercise price of an NQSO may be set by the administrator. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety (90) day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either the Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,250,000 shares of the Company's Common Stock is reserved for issuance under the Plan.

     At December 31, 1997, the Company had granted a total of 1,000,905 Incentive Stock Options under the Plan consisting of 649,935 Incentive Stock Options exercisable at prices ranging from $1.75 per share to $3.50 per share, and 350,000 Non-Qualified Stock Options ("NQSO's"), which NQSO's have been issued to members of the Advisory Board and other Company advisors, and to certain members of the Board of directors, and are exercisable at prices ranging from $1.75 per share to $3.563 per share. All options have been issued with exercise prices at or above market value on the date of issuance.

     The following tables set forth certain information concerning the granting and exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                    TABLE 2
                          Option/SAR Grants for Last
                        Fiscal Year - Individual Grants

                          Number of   % of Total
                         Securities  Options/SARs
                         Underlying   Granted to     Exercise
                        Options/SARs Employees in     or Base    Expiration
       Name              Granted (#)  Fiscal Year  Price ($/Sh)     Date
----------------------  ------------ ------------  ------------  ----------

Ronald K. Lohrding           -0-          -0-           -0-          -0-

Craig T.                     -0-          -0-           -0-          -0-
Rogers

H. Travis Lee              74,174        48.1%         $2.25     January 6,
                                                                    2002

---------------------

                                                    TABLE 3

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION/SAR VALUES
                             ----------------------------------------------------
                                                                                          Value of
                                                                     Number of           Unexercised
                                                                    Unexercised         In-the-Money
                                                                   Options/SARs         Options/SARs
                                                                   at FY-End (#)      at FY-End ($) (1)

                        Shares Acquired       Value Realized       Exercisable/         Exercisable/
Name                    on Exercise (#)             ($)           (Unexercisable)       Unexercisable
----------------        ---------------       --------------      ---------------     -----------------


Ronald K. Lohrding            -0-                   -0-           16,750/158,250         $14,656.25/
                                                                                         $157,218.75

Craig T. Rogers               -0-                   -0-            6,700/53,300          $5,862.50/
                                                                                         $52,887.50

H. Travis Lee                 -0-                   -0-            50,480/23,694         $25,240.00/
                                                                                         $11,847.00
------------------------------

(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The closing bid price of the Company's Common Stock at fiscal year end 1997, was $2.75.

Employee Stock Purchase Plan
----------------------------

     The Board of Directors and shareholders have approved an Employee Stock Purchase Plan ("ESPP") which has been adopted pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. The ESPP has an initial term of three (3) years at which time it will terminate except as to any options outstanding on the termination date. The ESPP is available to all employees of the Company and its subsidiaries, except those employees of less than six months, those employed on a part-time basis (20 hours per week or less), those customarily employed for not more than five months in any calendar year, and those persons who are officers, supervisors, or highly-compensated employees. In addition, no persons owning five percent (5%) or more of the Company's Common Stock may participate in the ESPP. No employee may purchase any more than $25,000 worth of stock in any calendar year. The plan is limited to 100,000 shares per year over the three-year term with a maximum aggregate number of shares which may be purchased by the Company's employees pursuant to the ESPP being 300,000.

     Under the plan, the year is divided into two enrollment periods of six
(6) months each. At the commencement of each six-month enrollment period, an employee is given the ability to subscribe for and purchase shares of the Company's Common Stock at the end of the six-month enrollment at a price equal to 85% of the fair market value of the Company's Common Stock on the commencement date or the termination date of such enrollment, whichever price per share is lower. The shares are purchased pursuant to a payroll deduction program pursuant to which an employee may elect to have up to 10% of that employee's compensation withheld during each pay period for the purposes of covering subscriptions made under the plan.

     As of the date of this Proxy Statement, no shares of Common Stock have been issued under the ESPP and there have been no subscriptions of employees to participate in the plan. The Company expects to begin implementing the ESPP during fiscal 1998.


4.   INCENTIVE STOCK OPTION PLAN - ADDITIONAL SHARES.
     ------------------------------------------------

     The Board of Directors of the Company has determined that, in order to be able to provide additional incentive to the Company's management and key employees, it is in the best interest of the Company and its stockholders that an additional 250,000 shares be authorized to be issued pursuant to the exercise of options granted under the Company's ISOP. Section XVIII of the Plan, Section 422 of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended, each require that any increase in the aggregate number of shares which may be issued under the Plan be approved by a majority of the stockholders of the Company at a regular or special meeting of the stockholders called for that purpose.

     BOARD OF DIRECTORS' RECOMMENDATION.

     For the reasons stated above, the Board of Directors recommends a vote FOR approval of the proposal to increase by 250,000 shares the total number of shares which may be issued pursuant to options granted under the Company's ISOP.




5.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
     ---------------------------------------

     KPMG Peat Marwick LLP, served as the Company's principal accountant for the fiscal year ended December 31, 1997 and is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP, are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of KPMG Peat Marwick LLP attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.


6.   OTHER MATTERS
     -------------

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the company at its address noted on this Proxy Statement.


                                   CELL ROBOTICS INTERNATIONAL, INC.



                                   By:  /s/ Craig T. Rogers
                                        --------------------------------------
                                        Craig T. Rogers, Secretary



                              1999 Annual Meeting
                              -------------------

     No definitive date for the Annual Meeting of Shareholders in 1999 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1999 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than January 1, 1999.

                       CELL ROBOTICS INTERNATIONAL, INC.

                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Dr. Ronald K. Lohrding or Craig T. Rogers (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Cell Robotics International, Inc. (the "Company") to be held at 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107 on May 29, 1998 at 10 o'clock a.m., or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

  (1)     FOR                           WITHHOLD AUTHORITY
               ---------------                              ---------------

                  To elect all of the nominees listed below:

             Dr. Ronald K. Lohrding, Craig T. Rogers, Mark Waller
                  Dr. Raymond Radosevich and Dr. Debra Bryant

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

              --------------------------------------------------

  (2)     FOR                   AGAINST                  ABSTAIN
               ----------               ----------                ----------
     To increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's Incentive Stock Option Plan by an additional 250,000 shares.

  (3)     Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)
(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.) Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

               Date                                                     , 1998
                    -----------------------------------------------

               ----------------------------------------------------------
               Name (please type or print)


               ----------------------------------------------------------
               Signature


               ----------------------------------------------------------
               Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.